EXHIBIT 10.14

                    SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT is dated this 23rd day of September, 2003 by and between TC Albuquerque Rose Interests, LLC and TC Albuquerque Rabina Interests, LLC ("Landlord") and New Mexico Software ("Tenant") with reference to the following facts:

                                WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated August 4, 1999, First Amendment to Lease dated May 17, 2000, pursuant to which Tenant leased from Landlord 6,002 rentable sf at 5041 Indian School Rd NE, Albuquerque, New Mexico ("the Premises"); and

WHEREAS, the parties desire to amend the Lease as set forth below,

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. TERM: The Term of the Lease will remain the same and expire July 31, 2004.

2. PREMISES: Tenant will remain responsible for the entire 6,002 square feet and agrees to only occupy Suite 300 comprised of approximately 2886 square feet.

3. MONTHLY BASE RENT: The Monthly Base Rent including cam, tax and insurance except as stated in 4 and 5 below during the Term shall be computed as follows:

          August 1, 2003 - July 31, 2004     $3,000/mo  $12.47 psf

4. UTILITIES: Tenant will continue to pay directly for the Electric and Gas service to the Premises in accordance with Article 9 of the Lease.

5. JANITORIAL: Tenant will continue to contract directly for its own Janitorial Services for the Premises.

6. TERMINATION OPTION: Landlord has the right to give Tenant 30 days written notice to vacate the premises.

7. SHOWING: Landlord has the right to show the premises during normal business hours.

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8.   NOTICES:  Unless and until Landlord is notified otherwise, all notices to Tenant shall be sent to the following addresses:

     New Mexico Software
     5041 Indian School Road NE
     Albuquerque, NM   87110

Unless and until Tenant is notified otherwise, all notices to Landlord shall be sent to the following addresses:

     Communico Management, LLC
     1807  2nd Street, Unit 11
     Santa Fe, New Mexico   87505
     Attention:  Theresa A. Bell

     Rabina Realty Inc
     670 White Plains Road, #305
     Scarsdale, NY   10583
     Attention:  Lisa Murray

     With a copy to

     Otten Johnson, Robinson Neff P.C.
     950  17th Street, Suite 1600
     Denver, Colorado   80202
     Attention:  Frank Robinson

9. BROKERAGE: Landlord does not agree to pay any brokerage fees for the reletting of the premises.

10. PROMISSORY NOTE: As incentive for the Landlord to allow the reduction of space; attached hereto as Exhibit A is a Promissory Note in the amount of $29,352. A default under the Promissory note by Tenant will be a default under Section 27 of the Lease Agreement and the Landlord may exercise it rights to remedy such default without further notice or demand of any kind.

11. OTHER CONDITIONS: Except as revised by the First Amendment to Lease, and this Second Amendment to Lease, the Lease continues unchanged, in full force and

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effect.  Capitalized terms not otherwise defined herein retain the definition afforded them in the Lease.


THE PARTIES HERETO have executed this Second Amendment as of the day and year last below written.

LANDLORD
TC Albuquerque Rose Interests, LLC
BY:  /s/ Theresa Bell
Its:
date:

LANDLORD
TC Albuquerque Rabina Interests, LLC
BY:  /s/ Theresa Bell
Its:
date:

TENANT
New Mexico Software
By:  /s/ Richard Govatski
Its:  President